Exhibit 99.1

Leading Retailer Purchases Bulldog Technologies MiniBOSS™ to Determine Integration into Loss Prevention Strategy

RICHMOND, British Columbia, February 9, 2006 -- Bulldog Technologies Inc. (OTC BB: BLLD), premier provider of wireless security solutions and sensor networks that monitor, track and secure assets in the global supply chain, announced today that a well known retailer with over 500 retail stores, has purchased Bulldog’s MiniBOSS™ security solution to integrate into its loss prevention strategy in order to provide more comprehensive theft deterrent and merchandise recovery capabilities.

This large retail company has grown into a major corporation with several divisions and revenues in excess of one billion dollars. A divisional vice president states, “Our group is not in favor of a press release at this time.  This decision is based mainly on current covert operations and the release may compromise our efforts.”

“Time after time we hear these sentiments from our customers wishing to remain anonymous,” said John Cockburn Bulldog’s CEO. “This proves to us that retailers and pharmaceutical companies, among others, suffer from cargo losses during transport and are aggressively attacking the problem. The fact that they wish to remain anonymous emphasizes their frustrations and their strong desire to not just deter, but to apprehend and prosecute.”

The MiniBOSS™ uses hybrid position locating technology employing both cellular triangulation and GPS satellite signals operating on an AGPS platform. Its signal receive sensitivity is increased by 20 dB over traditional GPS platforms providing position location capabilities in impaired RF environments. This increased functionality allows the MiniBOSS™ to work in environments that traditional GPS can not, such as inside steel containers and concrete structures. The MiniBOSS™ does not need to “see the sky” to determine location like traditional GPS systems and no external antennae is necessary. The MiniBOSS™ is designed to work in conjunction with BOSStrak™, a secure web server based Automatic Vehicle Location (AVL) software program, which enables users to securely track through a standard PC.

About Bulldog Technologies

Bulldog designs, engineers, manufactures and distributes patented and FCC-certified wireless cargo security and tracking devices used by its customers to protect, manage and recover assets in their supply chains. The Company is public and trades on the US OTC market under the symbol BLLD. It counts some of the world’s best known and respected brand names and service providers as its customers. As world security and monetary controls tighten in response to external threats, Bulldog is uniquely positioned to offer substantial assistance to Corporations, Governments and Law Enforcement in relation to the integrity and trackability of cargo and containers as they enter or exit sovereign territory, and are processed and re-distributed to final destinations.

For further information, visit Bulldog on the Web at: www.bulldog-tech.com

Press Contact:

Bulldog Technologies Inc.
Jan Roscovich
(604) 271-8656
Email: jroscovich@bulldog-tech.com

SAFE HARBOR STATEMENT: This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward- looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "future", "plan" or "planned", "will" or "should", "expected", "anticipates", "draft", "eventually" or "projected". You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements, including the risks that our products may not achieve customer acceptance or that they will not perform as expected, that customer trials will not lead to future sales, and other risks identified in our annual report on Form 10-K and other filings with the SEC. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and Bulldog Technologies Inc. undertakes no obligation to update such statements.